                Consent of Independent Accountants for Form 11-K


We hereby consent to the incorporation by reference in (1) Post-Effective Amendment No. 1 to Registration Statement No. 33-33621 on Form S-8, which constitutes Post-Effective Amendment No. 2 to Registration Statement No. 2-99945 on Form S-8; and (2) Registration Statement No. 333-59727 on Form S-8 of VF Corporation of our report dated March 28, 2000 relating to the financial statements of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees, which appears in this Form 11-K.



/s/ PricewaterhouseCoopersLLP
Greensboro, North Carolina
March 28, 2000




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